EZCORP Reports First Quarter Fiscal Year 2019 Results
Austin, Texas (January 30, 2019) — EZCORP, Inc. (NASDAQ: EZPW) today announced results for its first quarter ended December 31, 2018.
All amounts in this release are from EZCORP continuing operations and in conformity with U.S. generally accepted accounting principles ("GAAP") unless otherwise noted. Comparisons shown in this release are to the same period in the prior year unless otherwise noted.
HIGHLIGHTS FOR FIRST QUARTER OF FISCAL 2019

•	Exceptional pawn operating performance:

–	Strong growth in pawn loans outstanding (PLO), pawn service charges (PSC) and revenue in Latin America and U.S. pawn segments contributed to exceptional pawn operating performance during the quarter.

–	PLO, the most influential driver of revenue and profitability, expanded 10% to $194.0 million, and PSC rose 10% to $83.7 million.

–	U.S. Pawn segment same store PLO rose 7% to $155.0 million, and same store PSC increased 8% to $59.7 million.

–	Latin America Pawn total PLO grew 26% to $39.0 million (up 27% to $39.5 million on a constant currency basis1). Same store PLO increased 10% (11% higher on a constant currency basis).

•
Non-cash charges of $20.6 million, as well as discretionary growth investments and other discrete costs, contributed to a loss before tax of $5.6 million, or ($0.07) per share. Excluding those items, adjusted[2] income before tax was $22.5 million and adjusted diluted earnings per share improved 15% to $0.31.

•
The Company continued investing to sustain strong competitive advantages, including pawn store openings and acquisitions; the development of a new customer-centric digital platform; predictive product and customer analytics; and upgrades to its point of sale and other systems.

•
Cash and cash equivalents rose 162% to $297.0 million. The improved liquidity was driven by $167.0 million of net proceeds from a convertible debt issuance in May 2018. Strong operating cash flow in the quarter increased 18% to $22.8 million, and the company collected another $7.3 million of principal under the Alpha Credit / Grupo Finmart notes receivable.

CEO COMMENTARY AND OUTLOOK

Chief Executive Officer Stuart Grimshaw commented, "We continue to deliver exceptional pawn operating performance leading to market share gains in the quarter. We maintained our intense focus on outstanding customer service and meeting our customers' need for cash.

"Our strong balance sheet and free cash flow generation enhances our ability to invest in initiatives that sustain our strong competitive advantages, leveraging our best-in-industry customer insights. Investments include: opening and acquiring more pawn stores; developing a digital platform that will provide transaction and lending services connected to a ledger of physical assets; and upgrading our POS2 that encompasses predictive product and customer analytics. These investments will build on our core pawn businesses and further differentiate us through data-driven, physical and digital customer engagement. We continually assess opportunities to better serve our customers and attract new ones. Identifying and acting on the best opportunities will allow us to further drive long-term shareholder value."

CONSOLIDATED RESULTS

Three Months Ended December 31
in thousands, except per share amounts

	As Reported		Adjusted[2]
	2019	2018	2019	2018

Total Revenues	$215,850	$204,508	$218,100	$204,508
Income (Loss) from Continuing Operations, Before Tax	$(5,570)	$19,792	$22,475	$21,342
Net Income (Loss) from Continuing Operations	$(4,538)	$12,355	$16,669	$14,697
Diluted Earnings (Loss) Per Share	$(0.07)	$0.23	$0.31	$0.27
EBITDA[2]	$6,730	$27,092	$30,617	$27,490

•
The loss before tax of $5.6 million, or ($0.07) per share, includes $20.6 million in non-cash charges, as well as discretionary growth investments and other discrete costs. Excluding those items, adjusted diluted earnings per share improved 15% to $0.31.

•
A strong 10% increase in average PLO drove an equivalent 10% improvement in PSC and 6% higher net revenues to $130.2 million (up 7% to $131.5 million on a constant currency basis). Consolidated merchandise sales gross profit grew 4% to $43.9 million on a 7% rise in merchandise sales. On a constant currency basis, PSC expanded 11% and merchandise sales gross profit improved 4%.

•
Operations expenses rose 7% to $89.5 million (up 8% to $90.4 million on a constant currency basis) primarily from the inclusion of recently acquired and new stores. The Company expects expanded operating leverage as acquired stores are further integrated and recent new stores mature and build scale.

•
Administrative expense increased 16% to $15.5 million principally as a result of a $2.1 million discretionary strategic investment in the development of a customer-centric digital platform that is not capitalizable in its early stages of build-out.

•
The Company’s global pawn businesses (consisting of U.S. Pawn and Latin America Pawn) generated consolidated segment contribution of $33.6 million, down 9% from the prior year. On an adjusted basis, consolidated global pawn segment contribution increased 6%, or $2.3 million, to $39.0 million.

•
Non-cash charges totaled $20.6 million, consisting of a $13.3 million impairment to the carrying value of our investment in Cash Converters International Limited, an unconsolidated affiliate; $2.9 million attributable to our equity interest in Cash Converter's recognition of its settlement of a class action lawsuit; and $4.4 million to fully reserve our exposure to Republic Metals Corporation, our primary gold scrap refiner, which declared Chapter 11 bankruptcy in November 2018.

SEGMENT RESULTS
U.S. Pawn

•
The U.S. Pawn segment same store PLO rose 7% and same store PSC grew 8%. The segment delivered ending PLO per store of $305,000, up 7%. This was driven by disciplined lending practices, a focus on meeting customers' need for cash and stronger performance from stores affected by hurricanes in the prior-year quarter.

•	Same store sales improved 5% and merchandise margins remained strong at 38%.

•
U.S. Pawn's segment revenue rose 4% to $166.0 million and the segment contribution decreased 1% to $27.4 million due to the $2.9 million non-cash charge to fully reserve a receivable from Republic Metals Corporation. Adjusted segment contribution, excluding the non-cash charge, increased 8% to $30.2 million.

Latin America Pawn

•
Latin America Pawn's PLO grew 26% to $39.0 million (up 27% to $39.5 million on a constant currency basis). Same store PLO increased 10% (11% on a constant currency basis). The segment delivered ending PLO per store of $84,000, up 4%.

•
The company added nine stores in the quarter ended December 31, 2018, consisting of four new stores and five acquired. Pawn store count in Latin America has expanded 88% in the last 15 months to a total of 462 stores, with 201 acquired and 16 opened.

•
The acquired stores offer significant opportunity for higher revenue and profit by increasing focus on general merchandise pawn loan and retail activities and implementing EZCORP's proven systems and operating practices. The company continues to see a robust pipeline of acquisition opportunities.

•	Net revenues expanded 15% to $27.6 million (up 20% to $28.8 million on a constant currency basis). PSC jumped 16% to $19.4 million (increasing 22% to $20.3 million on a constant currency basis).

•
Operations expense increased 28% to $18.8 million primarily from recently acquired and new stores and discretionary growth investments. Operating leverage is expected to increase as acquired stores are further integrated and recent new stores mature and build scale.

•	The segment incurred a $1.5 million non-cash charge to fully reserve a receivable from, and assets held by, Republic Metals Corporation, due to the refiner's bankruptcy proceedings.

•
Segment contribution is $6.2 million ($6.4 million on a constant currency basis). Adjusted segment contribution is $8.8 million, excluding the non-cash charge, discretionary growth investments, foreign currency impacts and other discrete costs.

CONFERENCE CALL
EZCORP will host a conference call on Thursday, January 31, 2019, at 7:30am Central Time to discuss first quarter results. Analysts and institutional investors may participate on the conference call by dialing (877) 201-0168, Conference ID: 7987578, or internationally by dialing (647) 788-4901. The conference call will be webcast simultaneously to the public through this link: http://investors.ezcorp.com/. A replay of the conference call will be available online at http://investors.ezcorp.com/ shortly after the call ends.
ABOUT EZCORP
Formed in 1989, EZCORP has grown into a leading provider of pawn loans in the United States and Latin America. It also sells merchandise, primarily collateral forfeited from pawn lending operations and used merchandise purchased from customers. We are dedicated to satisfying the short-term cash needs of consumers who are both cash and credit constrained, focusing on an industry-leading customer experience. EZCORP is traded on NASDAQ under the symbol EZPW and is a member of the Russell 2000 Index, S&P SmallCap 600 Index, S&P 1000 Index and Nasdaq Composite Index.

FORWARD LOOKING STATEMENTS
This announcement contains certain forward-looking statements regarding the company’s strategy, initiatives and expected performance. These statements are based on the company’s current expectations as to the outcome and timing of future events. All statements, other than statements of historical facts, including all statements regarding the company's strategy, initiatives and future performance, that address activities or results that the company plans, expects, believes, projects, estimates or anticipates, will, should or may occur in the future, including future financial or operating results, are forward-looking statements. Actual results for future periods may differ materially from those expressed or implied by these forward-looking statements due to a number of uncertainties and other factors, including operating risks, liquidity risks, legislative or regulatory developments, market factors or current or future litigation. For a discussion of these and other factors affecting the company’s business and prospects, see the company’s annual, quarterly and other reports filed with the Securities and Exchange Commission. The company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.
Contact:
Jeff Christensen
Vice President, Investor Relations
Email: jeff_christensen@ezcorp.com
Phone: (512) 437-3545

1“Constant currency” basis, which is a non-GAAP measure, excludes the impact of foreign currency exchange rate fluctuations. For additional information about these calculations, as well as a reconciliation to the most comparable GAAP financial measures, see “Non-GAAP Financial Information” at the end of this release.
2Adjusted basis, which is a non-GAAP measure, excludes certain items. For additional information about these calculations, as well as a reconciliation to the most comparable GAAP financial measures, see “Non-GAAP Financial Information” at the end of this release.

EZCORP, Inc. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended December 31,
	2018	2017

	(Unaudited)
	(in thousands, except per share amounts)
Revenues:
Merchandise sales	$121,024	$113,588
Jewelry scrapping sales	9,281	12,213
Pawn service charges	83,674	76,360
Other revenues	1,871	2,347
Total revenues	215,850	204,508
Merchandise cost of goods sold	77,112	71,167
Jewelry scrapping cost of goods sold	8,050	10,337
Other cost of revenues	484	577
Net revenues	130,204	122,427
Operating expenses:
Operations	89,546	83,610
Administrative	15,479	13,318
Depreciation and amortization	6,848	5,723
Loss on sale or disposal of assets and other	4,442	39
Total operating expenses	116,315	102,690
Operating income	13,889	19,737
Interest expense	8,791	5,847
Interest income	(3,339)	(4,270)
Equity in net loss (income) of unconsolidated affiliate	1,119	(1,450)
Impairment of investment in unconsolidated affiliate	13,274	—
Other income	(386)	(182)
(Loss) income from continuing operations before income taxes	(5,570)	19,792
Income tax (benefit) expense	(1,032)	7,437
(Loss) income from continuing operations, net of tax	(4,538)	12,355
Loss from discontinued operations, net of tax	(183)	(222)
Net (loss) income	(4,721)	12,133
Net loss attributable to noncontrolling interest	(477)	(615)
Net (loss) income attributable to EZCORP, Inc.	$(4,244)	$12,748

Basic (loss) earnings per share attributable to EZCORP, Inc. — continuing operations	$(0.07)	$0.24
Diluted (loss) earnings per share attributable to EZCORP, Inc. — continuing operations	$(0.07)	$0.23

Weighted-average basic shares outstanding	55,032	54,464
Weighted-average diluted shares outstanding	55,032	55,682

EZCORP, Inc. CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands, except share and per share amounts)

	December 31, 2018	December 31, 2017	September 30, 2018

	(Unaudited)
Assets:
Current assets:
Cash and cash equivalents	$297,031	$113,584	$286,015
Pawn loans	193,984	177,001	198,463
Pawn service charges receivable, net	38,959	34,054	38,318
Inventory, net	175,422	163,310	166,997
Notes receivable, net	26,711	36,682	34,199
Prepaid expenses and other current assets	31,223	26,516	33,154
Total current assets	763,330	551,147	757,146
Investment in unconsolidated affiliate	35,511	45,605	49,500
Property and equipment, net	69,770	62,098	73,649
Goodwill	294,881	288,773	297,448
Intangible assets, net	55,956	43,974	54,923
Notes receivable, net	4,599	23,343	3,226
Deferred tax asset, net	9,283	10,997	7,165
Other assets, net	4,442	16,625	3,863
Total assets	$1,237,772	$1,042,562	$1,246,920

Liabilities and equity:
Current liabilities:
Current maturities of long-term debt, net	$190,238	$—	$190,181
Accounts payable, accrued expenses and other current liabilities	57,628	60,207	57,800
Customer layaway deposits	11,747	10,686	11,824
Total current liabilities	259,613	70,893	259,805
Long-term debt, net	229,928	294,761	226,702
Deferred tax liability, net	9,617	—	8,817
Other long-term liabilities	6,150	8,845	6,890
Total liabilities	505,308	374,499	502,214
Commitments and contingencies
Stockholders’ equity:
Class A Non-voting Common Stock, par value $.01 per share; shares authorized: 100 million; issued and outstanding: 52,475,070 as of December 31, 2018; 51,494,246 as of December 31, 2017; and 51,614,746 as of September 30, 2018	524	515	516
Class B Voting Common Stock, convertible, par value $.01 per share; shares authorized: 3 million; issued and outstanding: 2,970,171	30	30	30
Additional paid-in capital	400,081	351,110	397,927
Retained earnings	387,936	364,414	392,180
Accumulated other comprehensive loss	(49,104)	(44,902)	(42,616)
EZCORP, Inc. stockholders’ equity	739,467	671,167	748,037
Noncontrolling interest	(7,003)	(3,104)	(3,331)
Total equity	732,464	668,063	744,706
Total liabilities and equity	$1,237,772	$1,042,562	$1,246,920

EZCORP, Inc. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended December 31,
	2018	2017

	(Unaudited)
	(in thousands)
Operating activities:
Net (loss) income	$(4,721)	$12,133
Adjustments to reconcile net (loss) income to net cash flows from operating activities:
Depreciation and amortization	6,848	5,723
Amortization of debt discount and deferred financing costs	5,585	3,682
Accretion of notes receivable discount and deferred compensation fee	(1,376)	(2,577)
Deferred income taxes	352	3,129
Impairment of investment in unconsolidated affiliate	13,274	—
Other adjustments	5,052	601
Stock compensation expense	2,238	2,919
Loss (income) from investment in unconsolidated affiliate	1,119	(1,450)
Changes in operating assets and liabilities, net of business acquisitions:
Service charges and fees receivable	(877)	(50)
Inventory	685	(1,087)
Prepaid expenses, other current assets and other assets	(1,564)	(500)
Accounts payable, accrued expenses and other liabilities	(461)	(5,283)
Customer layaway deposits	18	(283)
Income taxes, net of excess tax benefit from stock compensation	(3,412)	2,295
Net cash provided by operating activities	22,760	19,252
Investing activities:
Loans made	(186,588)	(169,666)
Loans repaid	106,643	103,041
Recovery of pawn loan principal through sale of forfeited collateral	70,594	67,144
Additions to property and equipment	(5,880)	(9,537)
Acquisitions, net of cash acquired	(332)	(62,163)
Principal collections on notes receivable	7,284	2,849
Net cash used in investing activities	(8,279)	(68,332)
Financing activities:
Taxes paid related to net share settlement of equity awards	(3,288)	(311)
Proceeds from borrowings, net of issuance costs	743	—
Payments on borrowings	(67)	—
Net cash used in financing activities	(2,612)	(311)
Effect of exchange rate changes on cash and cash equivalents and restricted cash	(865)	(1,165)
Net increase (decrease) in cash, cash equivalents and restricted cash	11,004	(50,556)
Cash, cash equivalents and restricted cash at beginning of period	286,282	164,393
Cash, cash equivalents and restricted cash at end of period	$297,286	$113,837
Non-cash investing and financing activities:
Pawn loans forfeited and transferred to inventory	$80,301	$72,649
Deferred and contingent consideration	—	1,920

EZCORP, Inc.
OPERATING SEGMENT RESULTS (UNAUDITED)

	Three Months Ended December 31, 2018
	U.S. Pawn	Latin America Pawn	Other International	Total Segments	Corporate Items	Consolidated

	(in thousands)
Revenues:
Merchandise sales	$95,103	$25,921	$—	$121,024	$—	$121,024
Jewelry scrapping sales	6,552	2,729	—	9,281	—	9,281
Pawn service charges	64,303	19,371	—	83,674	—	83,674
Other revenues	48	42	1,781	1,871	—	1,871
Total revenues	166,006	48,063	1,781	215,850	—	215,850
Merchandise cost of goods sold	59,148	17,964	—	77,112	—	77,112
Jewelry scrapping cost of goods sold	5,510	2,540	—	8,050	—	8,050
Other cost of revenues	—	—	484	484	—	484
Net revenues	101,348	27,559	1,297	130,204	—	130,204
Segment and corporate expenses (income):
Operations	68,068	18,848	2,630	89,546	—	89,546
Administrative	—	—	—	—	15,479	15,479
Depreciation and amortization	3,035	1,422	41	4,498	2,350	6,848
Loss on sale or disposal of assets and other	2,853	1,589	—	4,442	—	4,442
Interest expense	—	29	72	101	8,690	8,791
Interest income	—	(419)	—	(419)	(2,920)	(3,339)
Equity in net loss of unconsolidated affiliate	—	—	1,119	1,119	—	1,119
Impairment of investment in unconsolidated affiliate	—	—	13,274	13,274	—	13,274
Other (income) expense	—	(126)	22	(104)	(282)	(386)
Segment contribution (loss)	$27,392	$6,216	$(15,861)	$17,747
(Loss) income from continuing operations before income taxes				$17,747	$(23,317)	$(5,570)

EZCORP, Inc.
OPERATING SEGMENT RESULTS (UNAUDITED)

	Three Months Ended December 31, 2017
	U.S. Pawn	Latin America Pawn	Other International	Total Segments	Corporate Items	Consolidated

	(in thousands)
Revenues:
Merchandise sales	$91,494	$22,094	$—	$113,588	$—	$113,588
Jewelry scrapping sales	8,525	3,688	—	12,213	—	12,213
Pawn service charges	59,705	16,655	—	76,360	—	76,360
Other revenues	74	169	2,104	2,347	—	2,347
Total revenues	159,798	42,606	2,104	204,508	—	204,508
Merchandise cost of goods sold	56,088	15,079	—	71,167	—	71,167
Jewelry scrapping cost of goods sold	6,842	3,495	—	10,337	—	10,337
Other cost of revenues	—	—	577	577	—	577
Net revenues	96,868	24,032	1,527	122,427	—	122,427
Segment and corporate expenses (income):
Operations	66,300	14,687	2,623	83,610	—	83,610
Administrative	—	—	—	—	13,318	13,318
Depreciation and amortization	2,799	845	47	3,691	2,032	5,723
Loss on sale or disposal of assets	16	10	—	26	13	39
Interest expense	—	1	—	1	5,846	5,847
Interest income	—	(637)	—	(637)	(3,633)	(4,270)
Equity in net income of unconsolidated affiliate	—	—	(1,450)	(1,450)	—	(1,450)
Other (income) expense	(4)	115	(83)	28	(210)	(182)
Segment contribution	$27,757	$9,011	$390	$37,158
Income from continuing operations before income taxes				$37,158	$(17,366)	$19,792

EZCORP, Inc.
STORE COUNT ACTIVITY (UNAUDITED)

	Three Months Ended December 31, 2018
	U.S. Pawn	Latin America Pawn	Other International	Consolidated

As of September 30, 2018	508	453	27	988
New locations opened	—	4	—	4
Locations acquired	—	5	—	5
As of December 31, 2018	508	462	27	997

	Three Months Ended December 31, 2017
	U.S. Pawn	Latin America Pawn	Other International	Consolidated

As of September 30, 2017	513	246	27	786
New locations opened	—	4	—	4
Locations acquired	—	133	—	133
As of December 31, 2017	513	383	27	923
Non-GAAP Financial Information (Unaudited)
In addition to the financial information prepared in conformity with accounting principles generally accepted in the United States ("GAAP"), we provide certain non-GAAP financial information on a constant currency basis ("constant currency") and adjusted basis. We use constant currency results to evaluate our Latin America Pawn operations, which are denominated primarily in Mexican pesos and other Latin American currencies. We believe that presentation of constant currency results is meaningful and useful in understanding the activities and business metrics of our Latin America Pawn operations and reflect an additional way of viewing aspects of our business that, when viewed with GAAP results, provide a more complete understanding of factors and trends affecting our business.
We believe that presentation of adjusted results is meaningful and useful in understanding the activities and business metrics of our operations exclusive of certain non-core operating or other infrequent charges. This will assist users of our financial statements in forecasting, and assessing the performance of the Company’s businesses, providing a meaningful comparison of results of the current period against results of past periods, and performing a comparable analysis to peers. This is intended to provide users of our financial statements with a view of the business's results similarly to how management of the company views and evaluates it.
In addition to constant currency adjustments, we have recorded the following adjustments to present our financial results consistent with the core operating results of our business:

•	Non-cash interest income and expenses regarding our Notes receivable and Convertible debt instruments to reflect the underlying cash flows of our investments and debt;

•
Discrete equity method charges for our investment in Cash Converters International Limited ("CCV"), including a non-cash impairment of our investment to fair value and non-cash litigation charges recorded in our proportionate share of CCV's earnings, neither of which are related to the core operating earnings of CCV;

•	Reserves related to receivables from, and assets held by, a gold scrap refiner based on our understanding of potential collectability or return given knowledge of current bankruptcy proceedings;

•	Discretionary strategic investment in the development of a digital platform representing start-up costs for the incubation of new strategic ventures not included in our core pawn operations;

•	Charge off of aged assets related to historical out-of period adjustments not representative of results of operations for current or comparable periods;

•	Acquisition related costs not related to current revenue generating activities; and

•	Tax effects of each adjustment at the effective rate for the applicable jurisdiction.

We provide non-GAAP financial information for informational purposes and to enhance understanding of our GAAP consolidated financial statements. Readers should consider the information in addition to, but not instead of or superior to, our financial statements prepared in accordance with GAAP. This non-GAAP financial information may be determined or calculated differently by other companies, limiting the usefulness of those measures for comparative purposes.
Constant currency results reported herein are calculated by translating consolidated balance sheet and consolidated statement of operations items denominated in Mexican pesos, Guatemalan quetzals, Honduran lempiras and Peruvian sols to U.S. dollars using the exchange rate from the prior-year comparable period, as opposed to the current period, in order to exclude the effects of foreign currency rate fluctuations. We used the end-of-period rate for balance sheet items and the average closing daily exchange rate on a monthly basis during the appropriate period for statement of operations items. The end-of-period and approximate average exchange rates for each currency as compared to U.S. dollars as of and for the three months ended December 31, 2018 and 2017 were as follows:

	December 31,		Three Months Ended December 31,
	2018	2017	2018	2017

Mexican peso	19.6	19.7	19.8	19.0
Guatemalan quetzal	7.7	7.3	7.6	7.2
Honduran lempira	24.2	23.5	24.0	23.3
Peruvian sol	3.4	3.2	3.3	3.2
Our statement of operations constant currency results reflect the monthly exchange rate fluctuations and so are not directly calculable from the above rates. Constant currency results, where presented, also exclude the foreign currency gain or loss. We have experienced a prolonged weakening of the Mexican peso to the U.S. dollar and may continue to experience further weakening in future reporting periods, which may adversely impact our future operating results when stated on a GAAP basis.
The following information provides reconciliations of certain non-GAAP financial measures presented in this press release to the most directly comparable financial measures calculated and presented in accordance with GAAP as of and for the three months ended December 31, 2018 and 2017 (2019 Q1 and 2018 Q1, respectively).
Miscellaneous Non-GAAP Financial Measures

	2019 Q1	2018 Q1

	(in millions)
Income (loss) from continuing operations	$(4.5)	$12.4
Interest expense	8.7	5.9
Interest income	(3.3)	(4.3)
Income tax expense (benefit)	(1.0)	7.4
Depreciation and amortization	6.8	5.7
EBITDA	$6.7	$27.1

2019 Q1

(in millions)
Impairment on CCV investment	$13.3
Impact on CCV earnings from litigation settlement	2.9
Adjustment for Republic Metals Corporation reserve	4.4
Non-cash charges	$20.6

	Income (Loss) from Continuing Operations, Before Tax	Tax Effect	Net Income (Loss) from Continuing Operations	EBITDA	EPS

	(in millions)
2019 Q1 reported	$(5.6)	$1.1	$(4.5)	$6.7	$(0.07)
Acquisition costs	0.1	—	0.1	0.1	—
Charge-off of aged assets and other	0.8	(0.2)	0.6	0.8	0.01
Impairment on CCV investment	13.3	(3.0)	10.3	13.3	0.17
Impact on CCV earnings from litigation settlement	2.9	(0.7)	2.2	2.9	0.04
Adjustment for Republic Metals Corporation reserve	4.4	(1.3)	3.1	4.4	0.06
Currency exchange rate fluctuations	0.2	(0.1)	0.1	0.3	0.01
Non-cash net interest expense	4.3	(1.1)	3.2	—	0.06
Discretionary strategic investment in digital platform	2.1	(0.5)	1.6	2.1	0.03
2019 Q1 adjusted	$22.5	$(5.8)	$16.7	$30.6	$0.31

	Income from Continuing Operations, Before Tax	Tax Effect	Net Income from Continuing Operations	EBITDA	EPS

	(in millions)
2018 Q1 reported	$19.8	$(7.4)	$12.4	$27.1	$0.23
Expiration of statute of limitation on uncertain tax positions	—	(1.6)	(1.6)	—	(0.03)
Revaluation of deferred tax assets upon tax reform	—	2.8	2.8	—	0.04
Acquisition costs	0.4	(0.1)	0.3	0.4	0.01
Impact from hurricane store operating expenses	0.3	—	0.3	0.3	0.01
Currency exchange rate fluctuations	(0.3)	0.1	(0.2)	(0.3)	—
Non-cash net interest expense	1.1	(0.4)	0.7	—	0.01
2018 Q1 adjusted	$21.3	$(6.6)	$14.7	$27.5	$0.27

	U.S. Pawn	Latin America Pawn	Total

	(in millions)
Segment contribution 2019 Q1	$27.4	$6.2	$33.6
Adjustment for Republic Metals Corporation reserve	2.8	1.5	4.3
Charge-off of aged assets and other	—	0.8	0.8
Currency exchange rate fluctuations	—	0.3	0.3
Adjusted segment contribution 2019 Q1	$30.2	$8.8	$39.0

U.S. Pawn

(in millions)
Segment contribution 2018 Q1	$27.8
Impact from hurricane store operating expenses	0.3
Adjusted segment contribution 2018 Q1	$28.1

2019 Q1:	U.S. Dollar Amount	Percentage Change YOY

	(in millions)
Latin America Pawn PLO	$39.0	26%
Currency exchange rate fluctuations	0.5
Constant currency Latin America Pawn PLO	$39.5	27%

Latin America Pawn same store PLO	$34.1	10%
Currency exchange rate fluctuations	0.4
Constant currency Latin America Pawn same store PLO	$34.5	11%

Latin America Pawn same store PSC revenue	$17.1	3%
Currency exchange rate fluctuations	0.8
Constant currency Latin America Pawn same store PSC revenue	$17.9	7%

Consolidated revenue	$215.9	6%
Currency exchange rate fluctuations	2.2
Constant currency consolidated revenue	$218.1	7%

Consolidated net revenue	$130.2	6%
Currency exchange rate fluctuations	1.3
Constant currency consolidated net revenue	$131.5	7%

Consolidated PSC revenue	$83.7	10%
Currency exchange rate fluctuations	0.9
Constant currency consolidated PSC revenue	$84.6	11%

Consolidated merchandise sales gross profit	$43.9	4%
Currency exchange rate fluctuations	0.4
Constant currency consolidated merchandise sales gross profit	$44.3	4%

Consolidated operations expenses	$89.5	7%
Currency exchange rate fluctuations	0.9
Constant currency consolidated operations expenses	$90.4	8%

Latin America Pawn net revenue	$27.6	15%
Currency exchange rate fluctuations	1.2
Constant currency Latin America Pawn net revenue	$28.8	20%

Latin America Pawn PSC revenue	$19.4	16%
Currency exchange rate fluctuations	0.9
Constant currency Latin America Pawn PSC revenue	$20.3	22%

Latin America Pawn segment profit before tax	$6.2	(31)%
Currency exchange rate fluctuations	0.2
Constant currency Latin America Pawn segment profit before tax	$6.4	(29)%